SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 24, 1999

             Super 8 Motels, Ltd., a California limited partnership (Exact name of registrant as specified in its charter)

              California           0-8913              94-2514354
             (State or other     (Commission          (IRS Employer
              jurisdiction        File Number)         Identification No.)
              of incorporation)


                       2030 J Street, Sacramento, CA 95814
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code: 916-442-9183

                                       N/A
          (Former name or former address, if changed since last report)





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Item 2.        ACQUISITION OR DISPOSTION OF ASSETS.

On March 24, 1999, the Partnership sold its motel and related assets located in Sacramento County, California for cash in the amount of $2,700,000, and its motel and related assets located in South San Francisco, California for cash in the amount of $7,6000,000. The purchase prices are equal to the respective appraised fair market values of the motels as of January 1, 1998 as determined by an independent appraiser. The properties were purchased by Tiburon Hospitality LLC, a California limited liability company in which Mark Grotewohl has a 50% profits interest. Mark Grotewohl is a former employee of the registrant and the son of the two owners of the registrant's general partner.

Item 7.        FINANCIAL STATEMENTS AND EXHIBITS.

a.   Financial statements of businesses acquired.

     Inapplicable.

b.   Pro forma financial information.

     To be provided upon availability.

c.   Exhibits.

     10.1 Purchase and Sale Agreement dated as of April 30, 1998, previously filed as Exhibit 10.1 to Amendment No. 4 to the Schedule 14A filed by the registrant on November 2, 1998, is hereby incorporated as an exhibit herein by this reference.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 SUPER 8 MOTELS, LTD.,
                                 a California limited partnership

Date:    March 26, 1999           By:      Grotewohl Management Services, Inc.,
                                          General Partner

                                          By:      /s/ Philip B. Grotewohl
                                                   Philip B. Grotewohl,
                                                   President







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